Exhibit 23-a

CONSENT OF EXPERT

I consent to the reference to me under the headings “Item 1. Business – Environmental Matters” and “Item 3. Legal Proceedings” in the Annual Report on Form 10-K of Meritor, Inc. (“Meritor”) for the fiscal year ended September 27, 2020, and to the incorporation by reference of such reference into the following Registration Statements of Meritor:

Form	Registration No.	Purpose

S-3	333-222045	Registration of common stock, preferred stock, warrants, debt securities and guarantees
S-8	333-236180	Amended and Restated 2020 Long-Term Incentive Plan
S-8	333-215874	Amended and Restated 2010 Long-Term Incentive Plan
S-8	333-192458	Amended and Restated 2010 Long-Term Incentive Plan
S-8	333-171713	Amended 2010 Long-Term Incentive Plan
S-8	333-164333	2010 Long-Term Incentive Plan
S-8	333-141186	2007 Long-Term Incentive Plan
S-8	333-107913	Meritor, Inc. Savings Plan
S-8	333-123103	Meritor, Inc. Hourly Employees Savings Plan
S-8	333-49610	1997 Long-Term Incentives Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

November 12, 2020		/s/ Hannah S. Lim-Johnson
Hannah S. Lim-Johnson
Senior Vice President, Chief Legal Officer and Corporate Secretary